UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2006

NetIQ Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26757	77-0405505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3553 North First Street, San Jose, CA 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 856-3000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Registrant’s Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 27, 2006, NetIQ Corporation (the “Company”) announced that it had entered into an Agreement and Plan of Merger dated as of April 26, 2006 (the “Merger Agreement”) by and among the Company, Wizard Holding Corporation (“Parent”) and Ninth Tee Merger Sub, Inc., a wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, and subject to the conditions therein, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

Stockholders of the Company will receive $12.20 per share in cash for each share of common stock held. Consummation of the Merger is subject to the conditions described in the Merger Agreement, including antitrust approvals, approval by the stockholders of the Company and other customary closing conditions.

Parent will finance the purchase price through a combination of the Company’s cash on hand at closing and debt financing pursuant to a commitment letter obtained from Credit Suisse Securities (USA) LLC, Credit Suisse, UBS Loan Finance LLC and UBS Securities LLC.

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and stockholders should not rely on representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.02. Results of Operations and Financial Condition

On April 27, 2006, NetIQ Corporation issued a press release announcing its financial results as of and for the three and nine month periods ended March 31, 2006. The press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information furnished pursuant to Item 2.02 of this report, including exhibit 99.2, shall not be deemed to be incorporated by reference into NetIQ’s filings with the SEC under the Securities Act of 1933 and shall not be deemed to be “filed” with the SEC under the Securities Exchange Act of 1934.

Item 8.01 Other Events

Following the announcement of the Merger Agreement described in Item 1.01 of this Current Report on Form 8-K, on April 27, 2006, the Company sent additional communications to employees and customers to notify them of the pending transaction. These communications may be deemed soliciting material pursuant to Rule 14a-12 of the Securities Exchange Act of 1934, as amended, and are filed herewith as exhibits and incorporated by reference herein.

NetIQ will file a proxy statement with the SEC in connection with the proposed merger. NetIQ urges investors and stockholders to read the proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information. Investors and stockholders will be able to obtain these documents free of charge at the SEC’s website at www.sec.gov. In addition, documents filed with the SEC by NetIQ are available free of charge by contacting NetIQ Corporation Investor Relations at InvestorRelations@netiq.com.

NetIQ and its directors and executive officers are deemed to be participants in the solicitation of proxies from stockholders in connection with the merger. Information regarding such persons and their interests in the merger is set forth in the proxy statement for NetIQ’s 2005 annual meeting of stockholders, which was filed with the SEC on October 18, 2005, and in NetIQ’s Annual Report on Form 10-K, which was filed with the SEC on September 13, 2005. In addition, information concerning all of NetIQ’s participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available. Each of these documents is, or will be, available free of charge at the SEC’s website at www.sec.gov and from NetIQ Corporation Investor Relations at InvestorRelations@netiq.com.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished with this report:

2.1	Form of Agreement and Plan of Merger between NetIQ Corporation, Wizard Holding Corporation and Ninth Tee Merger Sub, Inc., dated as of April 26, 2006.

99.1	Press release dated April 27, 2006 announcing the Agreement and Plan of Merger.

99.2	Press release dated April 27, 2006 containing financial results for NetIQ Corporation for the three and nine month periods ended March 31, 2006, and forward-looking statements relating to NetIQ’s performance during the fourth quarter of fiscal 2006.

99.3	Letter to customers of NetIQ Corporation dated April 27, 2006.

99.4	Script for conference call held April 27, 2006.

99.5	Email to employees of NetIQ Corporation dated April 27, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetIQ Corporation

By:	/s/ Richard H. Van Hoesen
Richard H. Van Hoesen
Senior Vice President and
Chief Financial Officer

Date: April 27, 2006

Exhibit Index
2.1	Form of Agreement and Plan of Merger between NetIQ Corporation, Wizard Holding Corporation and Ninth Tee Merger Sub, Inc., dated as of April 26, 2006.

99.1	Press release dated April 27, 2006 announcing the Agreement and Plan of Merger.

99.2	Press release dated April 27, 2006 containing financial results for NetIQ Corporation for the three and nine month periods ended March 31, 2006, and forward-looking statements relating to NetIQ’s performance during the fourth quarter of fiscal 2006.

99.3	Letter to customers of NetIQ Corporation dated April 27, 2006.

99.4	Script for conference call held April 27, 2006.

99.5	Email to employees of NetIQ Corporation dated April 27, 2006.